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                                                                     EXHIBIT 5.1

                               November 13, 1997

MMC Networks, Inc.
1134 East Arques Avenue
Sunnyvale, CA 94086

     RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by MMC Networks, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about November 13, 1997 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of:
(A) 5,310,668 shares of Common Stock reserved for issuance upon exercise of options granted under the Company's 1993 Stock Option Plan (the "1993 Stock Plan"), (B) 1,500,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Plan (the "Stock Plan"), (C) 150,000 shares of Common Stock reserved for issuance under the Company's 1997 Directors' Option Plan (the "Directors' Plan"), (C) 300,000 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan")
(all such shares of Common Stock being hereinafter referred to as the "Shares"), and (ii) the Prospectuses dated November 11, 1997 that relate to the 1993 Stock Plan, Director Plan, Purchase Plan and Stock Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectuses"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the 1993 Stock Plan, the Stock Plan, Directors' Plan and the Purchase Plan.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectuses and the 1993 Stock Plan, Stock Plan, Directors' Plan and Purchase Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectuses and any subsequent amendment thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation


                                    /s/ WILSON SONSINI GOODRICH & ROSATI